                                                                    EXHIBIT 99.3





                                U.S. $200,000,000


                                TRADE RECEIVABLES
                           PURCHASE AND SALE AGREEMENT


                          Dated as of February 28, 1989

                  As AMENDED and RESTATED as of October 1, 1991

              As FURTHER AMENDED and RESTATED as of March ___, 2001
                                      Among


                           THE DETROIT EDISON COMPANY

                                    as Seller


                                       and


                      CORPORATE ASSET FUNDING COMPANY, INC.


                                       and


                                 CITIBANK, N.A.


                                       and


                          CITICORP NORTH AMERICA, INC.


                            Individually and as Agent


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                                TABLE OF CONTENTS

Section                                                                     Page
                                                                            ----
PRELIMINARY STATEMENTS........................................................1


                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01.  Certain Defined Terms.................................1
                  Adverse Claim...............................................2
                  Affiliate...................................................2
                  Affiliated Obligor..........................................2
                  Agent's Account.............................................2
                  Alternate Base Rate.........................................2
                  Assessment Rate.............................................2
                  Assignee Rate...............................................3
                  Average Maturity............................................4
                  Business Day................................................4
                  Capital.....................................................4
                  CD Reserve Percentage.......................................4
                  Certificate.................................................5
                  Citibank Agreement..........................................5
                  Collection Agent............................................5
                  Collection Agent Fee........................................5
                  Collection Agent Fee Reserve................................5
                  Collections.................................................5
                  Concentration Account.......................................5
                  Concentration Limit.........................................5
                  Contract....................................................6
                  Credit and Collection Policy................................6
                  Debt........................................................6
                  Default Ratio...............................................6
                  Defaulted Receivable........................................6
                  Default-to-Delinquency Ratio................................7
                  Delinquency Ratio.......................................... 7
                  Delinquent Receivable.......................................7
                  Designated Account..........................................7
                  Designated Obligor..........................................7
                  Eligible Asset..............................................7
                  Eligible Receivable.........................................8
                  ERISA.......................................................10
                  Eurocurrency Liabilities....................................10
                  Eurodollar Rate.............................................10
                  Eurodollar Rate Reserve Percentage..........................10
                  Event of Investment Ineligibility...........................10


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                                                                            Page
                                                                            ----
                  Event of Purchase Ineligibility.............................10
                  Facility....................................................10
                  Facility Termination Date...................................11
                  Fixed Period................................................11
                  Fixed Rate..................................................12
                  Investor....................................................14
                  Investor Rate...............................................14
                  Investor Report.............................................14
                  Liquidation Day.............................................15
                  Liquidation Fee.............................................15
                  Liquidation Yield...........................................15
                  Loss Percentage.............................................15
                  Loss Reserve................................................15
                  Mortgage....................................................16
                  Net Receivables Pool Balance................................16
                  Obligor.....................................................16
                  Origination Fee.............................................16
                  Original Agreement..........................................16
                  Outstanding Balance.........................................16
                  Owner.......................................................16
                  Person......................................................16
                  Pool Receivable.............................................16
                  Provisional Liquidation Day.................................16
                  Purchase....................................................16
                  Purchase Limit..............................................17
                  Receivable..................................................17
                  Receivables Pool............................................17
                  Reinvestment Termination Date...............................17
                  Related Security............................................17
                  Settlement Period...........................................17
                  Special Account.............................................18
                  Special Account Bank........................................18
                  Tariff......................................................18
                  Termination Date............................................18
                  UCC.........................................................18
                  Yield.......................................................18
                  Yield Reserve...............................................19
         SECTION 1.02.  Other Terms...........................................19
         SECTION 1.03.  Computation of Time Periods...........................19


                                   ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASES
         SECTION 2.01.  Facility..............................................20
         SECTION 2.02.  Making Purchases......................................20
         SECTION 2.03.  Termination or Reduction of the Purchase Limit........20
         SECTION 2.04.  Eligible Asset........................................21
         SECTION 2.05.  Non-Liquidation Settlement Procedures.................21
         SECTION 2.06.  Liquidation Settlement Procedures.....................22
         SECTION 2.07.  General Settlement Procedures.........................23
         SECTION 2.08.  Payments and Computations, Etc........................24





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                                                                            Page
                                                                            ----
         SECTION 2.09.  Dividing or Combining of Eligible Assets..............24
         SECTION 2.10.  Fees..................................................25
         SECTION 2.11.  Increased Costs.......................................26
         SECTION 2.12.  Additional Yield on Eligible Assets Bearing a
                          Eurodollar Rate.....................................27

                                   ARTICLE III

                             CONDITIONS OF PURCHASES
         SECTION 3.01.  Conditions Precedent to Initial Purchase..............28
         SECTION 3.02.  Conditions Precedent to All Purchases and
                          Reinvestments.......................................29
         SECTION 3.03.  Conditions Subsequent to Initial Purchase.............30

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  Representations and Warranties of the Seller..........30

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER
         SECTION 5.01.  Affirmative Covenants of the Seller...................33
         SECTION 5.02.  Reporting Requirements of the Seller..................35
         SECTION 5.03.  Negative Covenants of the Seller......................36

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
         SECTION 6.01.  Designation of Collection Agent.......................37
         SECTION 6.02.  Duties of Collection Agent............................37
         SECTION 6.03.  Rights of the Agent...................................39
         SECTION 6.04.  Responsibilities of the Seller........................39
         SECTION 6.05.  Further Action Evidencing Purchases...................40

                                   ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY
         SECTION 7.01.  Events of Investment Ineligibility....................40

                                  ARTICLE VIII

                                    THE AGENT
         SECTION 8.01.  Authorization and Action..............................43
         SECTION 8.02.  Agent's Reliance, Etc.................................43
         SECTION 8.03.  CNA and Affiliates....................................44
         SECTION 8.04.  Investor's Purchase Decision..........................44

                                                                            Page
                                                                            ----


                                   ARTICLE IX

                          ASSIGNMENT OF ELIGIBLE ASSETS

         SECTION 9.01.  Assignability.........................................44
         SECTION 9.02.  Authorization of Agent................................45

                                    ARTICLE X

                                 INDEMNIFICATION
         SECTION 10.01.  Indemnities by the Seller............................45

                                   ARTICLE XI

                                  MISCELLANEOUS
         SECTION 11.01.  Amendments, Etc......................................47
         SECTION 11.02.  Notices, Etc.........................................47
         SECTION 11.03.  No Waiver; Remedies..................................47
         SECTION 11.04.  Binding Effect; Assignability........................48
         SECTION 11.05.  Governing Law........................................48
         SECTION 11.06.  Costs, Expenses and Taxes............................48
         SECTION 11.07.  No Proceedings.......................................49
         SECTION 11.08.  Confidentiality......................................49
         SECTION 11.09.  Execution in Counterparts............................50

                                                                            Page
                                                                            ----


                                LIST OF EXHIBITS


EXHIBIT A     Form of Assignment

EXHIBIT B     Form of Certificate

EXHIBIT C     Form of Investor Report

EXHIBIT D     Form of Opinion of Leon S. Cohan, General Counsel
              for the Seller

EXHIBIT E     Form of Notice of Purchase for a Fixed Period at
              a Fixed Rate

SCHEDULE I    List of Offices of the Seller where Records are
              Kept

SCHEDULE II   List of Special Account Banks

SCHEDULE III  Description of Credit and Collection Policy

SCHEDULE IV   Form(s) of Contracts

                              AMENDED AND RESTATED
                                TRADE RECEIVABLES
                           PURCHASE AND SALE AGREEMENT

                          Dated as of February 28, 1989

                  As AMENDED and RESTATED as of October 1, 1991

              As FURTHER AMENDED and RESTATED as of March ___, 2001

                  THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation (the "Investor"), CITIBANK, N.A., a national banking association ("Citibank"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), individually and as agent for itself, the Owner and Citibank (the "Agent"), agree as follows:

                  PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                  (2) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell interests referred to herein as Eligible Assets.

                  (3) The Investor desires to purchase Eligible Assets from the Seller.

                  (4) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield and Collection Agent Fee) attributable to an Eligible Asset, the Seller will sell to the Owner of such Eligible Asset additional interests in the Pool Receivables as part of such Eligible Asset until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to the Owner's Eligible Assets.

                  (5) CNAI has been requested and is willing to act as Agent.

                  (6) The Act and the Financing Order have become effective and the Securitization Bonds have been issued, the effect of which is to require several changes to the Original Agreement.

                  (7) This Agreement is an amendment and restatement of the Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as amended as of February 16, 1990, August 3, 1990 and June 14, 1991, as amended and restated as of October 1, 1991, and further amended from time to time from February 28, 1994 through January 25, 2001, among the Seller, the Investor, Citibank and CNAI (the "Original Agreement").

                  NOW, THEREFORE, the parties agree as follows:

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                                                                               2


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" means the Michigan Customer Choice and Electric Reliability Act, Enrolled Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA142, each enacted June 5, 2000 and shall also include all rules, regulations and orders promulgated thereunder or related thereto issued from time to time.

                  "Adjustment Request" has the meaning assigned to that term in the Servicing Agreement and relates to and sets forth the recalculation and adjustment of the SB Charges.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim of any Person.

                  "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

                  "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

                  "Agent's Account" means the special account (account number 4051-7549) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

                  "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time as Citibank's base rate; or
                           (b) 1/2 of one percent above the latest three-week
                  moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

                  "Assessment Rate" for any Fixed Period means the annual assessment rate per annum estimated by Citibank on the Business Day immediately preceding the first day of such Fixed Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring U.S. dollar deposits of Citibank in the United States.

                  "Assignee Rate" for any Fixed Period for any Eligible Asset means an interest rate per annum equal to

                                    (x) the sum of:

                                    (a) the rate per annum obtained by dividing
                           (i) the consensus bid rate determined by Citibank (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such consensus bid rate is not such a multiple) for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the Business Day immediately preceding the first day of such Fixed Period of New York certificate of deposit dealers of recognized standing selected by Citibank for the purchase at face value of certificates of deposit of Citibank in New York City in an amount approximately equal or comparable to the Capital of such Eligible Asset on such first day and with a maturity equal to such Fixed Period, by (ii) a percentage equal to 100% minus the CD Reserve Percentage for such Fixed Period, plus

                                    (b) the Assessment Rate for such Fixed
                           Period, plus

                                    (c) at any time that any of the Seller's
                           long-term public senior debt securities shall be rated less than BBB- by Standard & Poor's Corporation or less than Baa3 by Moody's Investors Service, Inc. (or, if none of the Seller's long-term public senior debt securities are publicly rated at such time, the Agent shall have determined, in its sole discretion, that any of such securities would receive such ratings if they were publicly rated), a rate of 1% per annum;

                  or,

                           (y) at the option of the Agent, upon notice to the Seller, 0.875% per annum above the Eurodollar Rate for such Fixed Period plus the amount set forth in clause (x)(c) above;

                  provided, however, that (i) for any Fixed Period on or prior to the first day on which the Owner shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Owner to fund such Eligible Asset at the Assignee Rate set forth above (and the Owner shall not have subsequently notified the Agent that such circumstances no longer exist), (ii) in the case of any Fixed Period of one to (and including) 29 days, (iii) in the case of any Fixed Period as to which the Agent does not receive notice by 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Eligible Asset will not be funded by issuance of commercial paper, and
                  (iv) in the case of any Fixed Period for an Eligible Asset the Capital of which allocated to the Owner is less than $500,000, the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate".


                  "Average Maturity" means, on any day, that period (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Investor Report in accordance with the provisions thereof; provided, however, that, if the Agent shall disagree with any such calculation, the Agent may recalculate the Average Maturity for such day.

                  "Bond Trustee" means The Bank of New York, a New York banking corporation.

                  "Business Day" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "Capital" of any Eligible Asset means the original amount paid to the Seller for such Eligible Asset at the time of its acquisition by the Investor pursuant to Sections 2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to
Section 2.06; provided, however, that such Capital of such Eligible Asset shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

                  "CD Reserve Percentage" for any Fixed Period is that percentage which is specified on the Business Day immediately preceding the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) U.S. dollar non-personal time deposits in the United States each in an amount of $100,000 or more and with a maturity equal to such Fixed Period.

                  "Certificate" means a certificate of assignment, by the Seller to the Agent, in the form of Exhibit B hereto, evidencing each Eligible Asset.

                  "Citibank Agreement" means the Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, among the Seller, Citibank and CNAI, individually and as Agent, as the same may, from time to time, be amended, modified, supplemented or restated.

                  "Collection Agent" means at any time the Person (including the Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

                  "Collection Agent Fee" has the meaning assigned to that term in Section 2.10.

                  "Collection Agent Fee Reserve" for any Eligible Asset at any time means the unpaid Collection Agent Fee relating to such Eligible Asset accrued to such time.

                  "Collections" means, with respect to any Pool Receivable all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07.

                  "Concentration Account" means the special account (account number 1000-909620) of the Seller maintained at the office of Comerica Bank at 500 Woodward Avenue, Detroit, MI 48226, or the special account (account number 11028-23) of the Seller maintained at the office of Bank One, Michigan at 611 Woodward, Detroit, MI 48226.

                  "Concentration Limit" for any Obligor means at any time an amount equal to 4% of the Capital of all Eligible Assets, or such other amount or percentage ("Special Concentration Limit") for any Obligor designated by the Agent in a writing delivered to the Seller; provided, however, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit, the Receivables related thereto and the Outstanding Balance thereof shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided, however, that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

                  "Contract" means (i) an agreement between the Seller and an Obligor, in substantially the form of one of the forms of written contract set forth in Schedule Iv hereto or otherwise approved by the Agent, or in the case of an open account agreement, as evidenced by one of the forms of invoices set forth in Schedule IV hereto or otherwise approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time and (ii) the Tariff.

                  "CP Fixed Period Date" means, for any Eligible Asset, the date of Purchase of such Eligible Asset and thereafter the last day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Eligible Asset or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

                  "Credit and Collection Policy" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables described in Schedule III hereto, as modified in compliance with Section 5.03(c).

                  "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. Debt shall not include indebtedness under the Securitization Bonds.

                  "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

                  "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 69 days from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g), (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible or (iv) as to which there is any failure by the Obligor to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contract related to the Receivable.

                  "Default-to-Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month.

                  "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

                  "Delinquent Receivable" means a Receivable:

                            (i) as to which any payment, or part thereof,
                  remains unpaid for 9 days from the original due date for such payment; or

                           (ii) which, consistent with the Credit and Collection
                  Policy, would be classified as delinquent by the Seller.

                  "Designated Account" means an account in the name of, and owned by, CNAI, as Agent, designated by the Agent for the purpose of receiving Collections of Pool Receivables.

                  "Designated Obligor" means, at any time, all Obligors; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to the Seller.

                  "Eligible Asset" means, at any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Eligible Asset shall be computed as

                               C + YR + LR + CAFR
                               ------------------
                                     NRPB
------------------------------------

                  where:

                  C      =   the Capital of such Eligible Asset at the time of
                             such computation,

                  YR     =   the Yield Reserve of such Eligible Asset at the
                             time of such computation,

                  LR     =   the Loss Reserve of such Eligible Asset at the time
                             of such computation,

                  CAFR   =   the Collection Agent Fee Reserve of such
                             Eligible Asset at the time of such
                             computation,

                  NRPB   =   the Net Receivables Pool Balance at the time of
                             such computation.

Each Eligible Asset shall be determined from time to time pursuant to the provisions of Section 2.04.

                  "Eligible Receivable" means, at any time and with respect to any Eligible Asset, a Receivable:

                           (i) the Obligor of which (A) is a United States resident, (B) is not an Affiliate of any of the parties hereto, and (C) is not the federal government or a federal governmental subdivision or agency (except in the case of this clause (C) for such Receivables as shall not, in the aggregate for all federal governmental Obligors, have an Outstanding Balance at such time in excess of $2,000,000);

                           (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

                           (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder is not the Obligor of any Defaulted Receivables;

                           (iv) which at the time of the initial creation of an interest therein hereunder is not a Defaulted Receivable;

                           (v) which, according to the Contract related thereto, is required to be paid in full within 45 days of the original billing date therefor;

                           (vi) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                           (vii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of
                  Section 3(a)(3) of the Securities Act of 1933, as amended;

                           (viii) which is an "account" within the meaning of
                  Section 9-106 of the UCC of the State of Michigan;

                           (ix) which is denominated and payable only in United States dollars in the United States;

                           (x) which (A) arises under a Contract which has been duly authorized, (B) together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, and (C) is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor) unless the aggregate amount of all disputes, offsets, counterclaims and defenses with respect to all Receivables then in the Receivables Pool does not exceed $2,000,000;

                           (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                           (xii)  which (A) satisfies all applicable
                  requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice;

                           (xiii) which is free and clear of any Adverse Claim
                  except for the lien, if applicable, referred to in Section 4.01(h); and

                           (xiv) as to which, at or prior to the time of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by the Investor hereunder.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

                  "Eurodollar Rate Reserve Percentage" of any Owner for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Owner with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "Event of Investment Ineligibility" has the meaning assigned to that term in Section 7.01.

                  "Event of Purchase Ineligibility" means any failure to satisfy the conditions set forth in Section 3.02(b)(iii) or (iv).

                  "Facility" means the willingness of the Investor to consider, in its sole discretion pursuant to Article II, the purchase from the Seller of undivided percentage interests in Pool Receivables by making Purchases of Eligible Assets from time to time.

                  "Facility Termination Date" means the earlier of January 25, 2004 or the date of termination of the Facility pursuant to Section
         2.03 or Section 7.01.

                  "Financing Order" means collectively, the orders of the MPSC dated November 2, 2000 and January 4, 2001, issued in conjunction with Case No. U-12478, captioned "In the matter of the application of The Detroit Edison Company for a financing order.", as amended from time to time.

                  "Fixed Period" means with respect to any Eligible Asset:

                           (a) in the case of any Fixed Period in respect of
                  which Yield is computed by reference to the Investor Rate referred to in paragraph (a) of the definition of `Investor Rate', each successive period commencing on each CP Fixed Period Date for such Eligible Asset and ending on the next succeeding CP Fixed Period Date for such Eligible Asset; and

                           (b) in the case of any Fixed Period in respect of
                  which Yield is computed by reference to the Assignee Rate, each successive period of from one to and including 14 days, or a period of 21, 30, 60, 90, or 180 days (or, if such Assignee Rate is computed by reference to the Eurodollar Rate, a period of one, two or three months), as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the day which occurs three Business Days before the first day of such Fixed Period, each such Fixed Period for such Eligible Asset to commence on the last day of the immediately preceding Fixed Period for such Eligible Asset (or, if there is no such Fixed Period, on the date of Purchase of such Eligible Asset), except that if the Agent shall not have received such notice or the Agent and the Seller shall not have so mutually agreed before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

         provided, that:

                           (i) Yield with respect to any Fixed Period at a Fixed Rate shall be computed by reference to a monthly, quarterly, or semi-annual interest period as the Seller may select and the Agent shall approve on notice by the Seller received by the Agent (including telephone, confirmed in writing) not later then 11:00 A.M. on the day which occurs seven Business Days before the first day of such Fixed Period;

                           (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if such Fixed Period relates to the Eurodollar Rate, and such extension would cause the last day of such Fixed Period to occur in the next succeeding month, the last day of such Fixed Period shall occur on the immediately preceding Business Day;

                           (iii) in the case of Fixed Periods of one day for any
                  Eligible Asset, (a) if such Fixed Period is such Eligible Asset's initial Fixed Period, such Fixed Period shall be the day of the related Purchase; (b) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and


                           (iv) in the case of any Fixed Period for such Eligible Asset which commences before the Termination Date for such Eligible Asset or the acceleration date of any note the proceeds of which fund or maintain such Eligible Asset and would otherwise end on a date occurring after such Termination Date or such acceleration date, such Fixed Period shall end on such Termination Date, or such acceleration date, and the duration of each Fixed Period which commences on or after the Termination Date for such Eligible Asset or such acceleration date with respect to any note the proceeds of which fund or maintain such Eligible Asset shall be of such duration as shall be selected by the Agent.

                  "Fixed Rate" means for any Fixed Period the rate per annum determined by the Agent for funding by the Owner of the Purchase or maintenance of an Eligible Asset for such Fixed Period as agreed between the Agent and the Seller; provided, however, if the rate as agreed between the Agent and the Seller and the Owner with regard to any Fixed Period for any Eligible Asset is a discount rate, the "Fixed Rate" for such Fixed Period shall be the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. The Seller understands that upon the agreement between the Seller and Agent of a Fixed Rate for a Fixed Period, the Agent on behalf of the Owner intends to enter into funding arrangements with third parties on terms and conditions which could result in loss to the Owner if the Capital with respect to such Fixed Period does not remain outstanding at the Fixed Rate for the entire Fixed Period at the amount of Capital paid to the Seller for such Eligible Asset at the time of its purchase. Therefore, if (i) the Capital of such Eligible Asset paid to such Seller with respect to such Eligible Asset at the time of its purchase shall be reduced prior to the end of such Fixed Period or (ii) the Termination Date for such Eligible Asset shall occur before the end of such Fixed Period, the Seller shall indemnify and hold harmless the Owner or the Agent for all losses, liabilities, costs and expenses related thereto (including, but not limited to attorneys' fees and expenses and the cost of interest rate swaps, collars, forward agreements and futures contracts in connection with the Owner's funding or maintenance of any Eligible Asset at a Fixed Rate) and shall pay two
         (2) Business Days after the Fee Determination Date (as defined below), to the Owner, as liquidated damages a fee equal to the product of

                  [CLA x (F-R)] x [1 - (1+R/f)-n]
                         -----     -------------
                            f           R/f

                  where:

                           CLA   =    Capital Liquidation Amount, as hereinafter
                                      defined.

                           F     =    Fixed Rate for such Eligible Asset for
                                      such Fixed Period.

                           R     =    Redeployment Rate, as hereinafter defined.

                           f     =    Fixed Rate payment frequency per annum.

                           n     =    Number of interest payment periods
                                      remaining from Fee Determination Date to end of Fixed Period.

                  The parties hereto acknowledge that the cost of any early termination of any funding arrangement with third parties prior to the originally scheduled termination date thereof, including, without limitation, interest rate swaps, collars, forward agreement and futures contracts could result in a payment by the Agent on behalf of the Owner to the third party providing such funding arrangement. Any such breakage cost will be determined by such third party providing such funding arrangement in its sole discretion, and such amount will be included in the losses, liabilities, costs and expenses payable by the Seller to the Owner or the Agent in connection with the occurrence of the events described in the immediately preceding sentence or otherwise.

                  Redeployment Rate shall mean the rate of interest at which the Agent is able to reinvest the Capital Liquidation Amount for a period comparable to the period from the Fee Determination Date to the last day of such Fixed Period in compliance with the Owner's investment policy. "Fee Determination Date" means the date on which the Capital is not so maintained or the date on which an amount of Capital of such Eligible Asset was paid. "Capital Liquidation Amount" means, the total amount of Capital of such Eligible Asset not so maintained or the total amount of Capital of such Eligible Asset paid. For purposes of this definition of Fixed Rate, the Fixed Period shall be computed without regard to clause (iv) of the definition of Fixed Period. The Agent's determination of the Redeployment Rate shall be conclusive, absent manifest error. The indemnification provided for herein shall be continuing and shall survive any termination of the Agreement.

                  "Indenture" means that certain Indenture dated as of March __, 2001, between the Issuer and the Bond Trustee, as the same may, from time to time, be amended, modified, supplemented or restated.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated March __, 2001, among the Bond Trustee, the Seller (in its capacities as the Seller under this Agreement and as the Servicer under the Servicing Agreement), the Issuer, Citibank and the Agent, as the same may from time to time, be amended, modified, supplemented or restated.

                  "Investor" shall include Corporate Asset Funding Company, Inc. and any successor or assign of the Investor that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                  "Investor Rate" for any Fixed Period for any Eligible Asset means:

                                    (a) the per annum rate equivalent to the
                           weighted average of the per annum rates paid or payable by the Owner from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Owner that are allocated, in whole or in part, by the Agent (on behalf of the Owner) to fund the Purchase or maintenance of such Eligible Asset during such Fixed Period, as determined by the Agent (on behalf of the Owner) and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent(on behalf of the Owner); provided that, if any component of such rate is a discount rate, in calculating the `Investor Rate' for such Fixed Period, the Agent shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; and

                                    (b) the rate equivalent to the Fixed Rate as
                           agreed between the Agent and the Seller; or

                                    (c) if no Fixed Rate is agreed to between
                           the Agent and the Seller and such Owner is not able to fund its Purchase or maintenance of such Eligible Asset for such Fixed Period by issuing promissory notes referred to in paragraph (a) above, a rate equal to the Assignee Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing;

                  provided that, if such Owner so requests and the Seller consents thereto, the `Investor Rate' for any Fixed Period of one day shall be the Assignee Rate for such Fixed Period.

                  "Investor Report" means a report, in substantially the form of Exhibit C hereto, furnished by the Collection Agent to the Agent pursuant to Section 2.07.

                  "Issuer" means The Detroit Edison Securitization Funding LLC, a Michigan limited liability company.

                  "Liquidation Day" for any Eligible Asset means either (i) each day during any Settlement Period for such Eligible Asset on which the conditions set forth in Section 3.02 are not satisfied (or such failure of conditions is not waived by the Agent), provided that such conditions are also not satisfied (or such failure of conditions is not waived by the Agent) on any succeeding day during such Settlement Period, or (ii) each day which occurs on or after the Termination Date for such Eligible Asset.

                  "Liquidation Fee" means, for each Eligible Asset for any Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which any Liquidation Day or Termination Date for such Eligible Asset occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Eligible Asset during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Owner of such Eligible Asset from such Owner's investing the proceeds of such reductions of Capital.

                  "Liquidation Yield" means, for any Eligible Asset at any date, an amount equal to the product of (i) the Capital of such Eligible Asset as at such date and (ii) the product of (a) the Assignee Rate for such Eligible Asset for a Fixed Period deemed to commence at such time for a period of 30 days and (b) a fraction having as its numerator the Average Maturity (as in effect at such date) and 360 as its denominator.

                  "Loss Percentage" means, for any Eligible Asset at any date, the greater of (i) three times the Default Ratio as of the last day of the preceding month or (ii) 12%.

                  "Loss Reserve" means, for any Eligible Asset at any date, an amount equal to

                                 LP x (C) + YR)

                  where:

                  LP   =     the Loss Percentage for such Eligible Asset at the
                             close of business of the Collection Agent on such date,

                  C    =     the Capital of such Eligible Asset at the close of
                             business of the Collection Agent on such date,

                  YR   =     the Yield Reserve for such Eligible Asset
                             at the close of business of the Collection
                             Agent on such date.

                  "Mortgage" has the meaning assigned to that term in Section 4.01(h).

                  "MPSC" means the Michigan Public Service Commission.

                  "Net Receivables Pool Balance" means at any time the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time and (ii) the aggregate amount by which the Outstanding Balance of all Pool Receivables of each Obligor exceeds the Concentration Limit for such Obligor at such time.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.


                  "Original Agreement" means the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as amended as of February 16, 1990, August 3, 1990 and June 14, 1991, as amended and restated as of October 1, 1991, and further amended from time to time from February 28, 1994 through January 27, 2000, among the Seller, the Investor, Citibank and CNAI.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Owner" means the Investor and all other owners by assignment or otherwise of an Eligible Asset and, to the extent of the undivided interests so purchased, shall include any participants.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity.

                  "Pool Receivable" means a Receivable in the Receivables Pool.

                  "Provisional Liquidation Day" means any day which could be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day".

                  "Purchase" means a purchase by the Investor of an Eligible Asset from the Seller pursuant to Article II.

                  "Purchase Limit" means $200,000,000, as such amount may be reduced pursuant to Section 2.03.

                  "Receivable" means the indebtedness (whether or not billed) of any Obligor under a Contract arising from a sale by the Seller of retail electric services, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but excludes the SB Charges.

                  "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a

         Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase or reinvestment pursuant to Section 2.05.

                  "Reinvestment Termination Date" for any Eligible Asset means that Business Day which the Seller designates or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent designates, as the Reinvestment Termination Date for such Eligible Asset by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

                  "Related Security" means with respect to any Receivable:

                      (i) all of the Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable;

                      (ii) all other security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                     (iii) all guarantees, insurance and other agreements or
                  arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

                     (iv) all deposit accounts into which Collections are deposited.

                  "Sale Agreement" means the Securitization Property Sale Agreement dated March __, 2001, between the Seller, as the seller, and the Issuer, as the purchaser, as the same may, from time to time, be amended, modified, supplemented or restated.

                  "SB Charges" has the meaning assigned to that term in the Act to securitization charges and which are permitted to be charged by the Financing Order except that it will be used herein to refer to the combined securitization bond charge and the securitization bond tax charge as set forth in footnote 3 on Page 5 of the Financing Order including, in the case of special contract customers, the portion of the contract charges allocated to SB Charges, and, as used herein, SB Charges shall include the revenues, collections, payments, money and proceeds arising out of the SB Charges.

                  "Securitization Bonds" means that certain bond series designated "The Detroit Edison Securitization Funding LLC $_______ Securitization Bonds, Series 2000-1" issued pursuant to the Indenture.

                  "Securitization Property" has the meaning assigned to that term in the Sale Agreement.

                  "Servicing Agreement" means the Securitization Property Servicing Agreement dated March __, 2001, between the Issuer and the Seller, as servicer, as the same may, from time to time, be amended, modified, supplemented or restated.

                  "Settlement Period" for any Eligible Asset means each period commencing on the first day of each Fixed Period for such Eligible Asset and ending on the last day of such Fixed Period or in the case of a Fixed Period for a Fixed Rate on such other day as the Owner and the Agent may mutually agree; and, on and after the Termination Date for such Eligible Asset, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in the absence of any selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

                  "Special Account" means an account maintained at a Special Account Bank for the purpose of receiving Collections.

                  "Special Account Bank" means any of the banks holding one or more Special Accounts.

                  "Tariff" means the tariff pursuant to which the Seller shall provide service to certain Obligors from time to time and pursuant to which such Obligors shall be obligated to pay for such service from time to time.

                  "Termination Date" for any Eligible Asset means the earlier of (i) the Reinvestment Termination Date for such Eligible Asset and
         (ii) the Facility Termination Date.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Yield" means:

                                    (i)   for each Eligible Asset for any Fixed
                  Period to the extent the Owner will be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper or through the issuance of notes at a Fixed Rate,

                                        IR x C x ED + LF
                                                ---
                                                360

                                    (ii)  for each Eligible Asset for any Fixed
                  Period to the extent the Owner will not be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper or notes,

                                        AR x C x ED + LF
                                                 ---
                                                 360

         where:

                  AR  =   the Assignee Rate for such Eligible Asset for such
                          Fixed Period.

                  C   =   the Capital of such Eligible Asset during such Fixed
                          Period.

                  IR  =   the Investor Rate for such Eligible Asset for such
                          Fixed Period.

                  ED  =   the actual number of days elapsed during (a) such
                          Fixed Period or (b) in the case of Fixed Period at a Fixed Rate the fraction shall be adjusted to correspond to the calculation of interest on any note the proceeds of which fund or maintain the Capital of such Eligible Asset.

                  LF  =   the Liquidation Fee, if any, for such Eligible Asset
                          for such Fixed Period;

         provided, however, with respect to any Fixed Period in respect of which Yield is computed by reference to a Fixed Rate, Yield shall be the aggregate of all such computations for such Fixed Period for the applicable monthly, quarterly, or semi-annual interest period as the Seller may have selected and the Agent shall have approved; and provided, further, that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason; and provided, further, that, without limiting the obligation of the Seller to pay the costs, expenses, commissions, taxes, fees and other amounts specified in
         Section 11.06 (the "Costs, Expenses and Taxes"), certain of the Costs, Expenses and Taxes may, subject to the approval of the Seller and the Agent, be added to, and included in, the Yield for any Eligible Asset.

                  "Yield Reserve" for any Eligible Asset at any time means the sum of (i) the Liquidation Yield at such time for such Eligible Asset, and (ii) the accrued and unpaid Yield for such Eligible Asset.

                  SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


ARTICLE II AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. Facility. On the terms and conditions hereinafter set forth, the Investor may, in its sole discretion, make Purchases from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Investor make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets, together with the aggregate outstanding "Capital" of "Eligible Assets" under the Citibank Agreement, would exceed the Purchase Limit. The Owner of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest, pursuant to Section 2.05, in additional undivided percentage interests in the Pool Receivables by marking an appropriate readjustment of such Eligible Asset. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Investor (or CNAI or Citibank) to purchase any Eligible Asset at any time.

                  SECTION 2.02. Making Purchases. Each Purchase shall be made on at least three Business Days' notice (and in the case of a Fixed Period at a Fixed Rate seven (7) Business Days' written notice) from the Seller to the Agent. Each such notice of a Purchase for a Fixed Period at a Fixed Rate shall be substantially in the form of Exhibit E hereto and shall be by telecopier, telex or cable and confirmed in writing. Each such notice of a proposed Purchase shall specify the desired amount (which shall not be less than $1,000,000), date and duration of the initial Fixed Period for the Eligible Asset to be purchased. The Investor shall promptly notify the Agent whether it has determined to make such Purchase. The Agent shall promptly thereafter notify the Seller whether the Investor has determined to make such Purchase and whether the desired duration of the initial Fixed Period for the Eligible Asset to be purchased is acceptable. On the date of each Purchase, the Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the amount of its Purchase by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park

Avenue, New York, New York. The Investor shall on the date of each Purchase, and the Owner of each Eligible Asset shall on the first day of each Fixed Period (other than the initial Fixed Period) for such Eligible Asset, notify the Agent of the Investor Rate for such Fixed Period.

                  SECTION 2.03. Termination or Reduction of the Purchase Limit. The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

                  SECTION 2.04. Eligible Asset. (a) Each Eligible Asset shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Eligible Asset. Thereafter until the Termination Date for such Eligible Asset, such Eligible Asset shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). Such Eligible Asset shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Eligible Asset, as computed as of the day immediately preceding the Termination Date for such Eligible Asset, shall remain constant at all times on and after such Termination Date. Such Eligible Asset shall become zero at such time as the Owner of such Eligible Asset shall have received the accrued Yield for such Eligible Asset and shall have recorded the Capital of such Eligible Asset, and the Collection Agent shall have received the accrued Collection Agent Fee for such Eligible Asset.

                  (b) If any Eligible Asset would otherwise be reduced on any day on account of Receivables arising as or becoming Pool Receivables, the Owner of such Eligible Asset may prevent such reduction by giving notice to the Collection Agent, before the close of business of the Collection Agent on such day, that such Eligible Asset's interest in such Receivables is to be limited so as to prevent such reduction. If such notice is given for any day for any Eligible Asset, the Receivables Pool for such Eligible Asset, and the Net Receivables Pool Balance for such Eligible Asset, will include, with respect to Receivables arising as or becoming Pool Receivables on such day, only such number of such Receivables or such portion of such Receivables as shall cause such Eligible Asset to remain constant, such Receivables or portion thereof being included in the Receivables Pool for such Eligible Asset in the order of the Seller's account numbers for such Receivables up to an aggregate amount so as to cause such Eligible Asset to remain constant, and the remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day.

                  SECTION 2.05. Non-Liquidation Settlement Procedures. On each day (other than a Liquidation Day or a Provisional Liquidation Day) during each Settlement Period for each Eligible Asset, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside and hold in trust for the Owner of such Eligible Asset an amount equal to the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and

(ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Eligible Asset pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; provided, however, that, to the extent that the Agent or any Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim for such amount. On the last day of each Settlement Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset the amounts set aside as described in clause (i) of the first sentence of this Section 2.05. Upon receipt of such funds by the Agent, the Agent shall distribute them to the Owner of such Eligible Asset in payment of the accrued Yield for such Eligible Asset and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, and second, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                  SECTION 2.06. Liquidation Settlement Procedures. On each Liquidation Day and on each Provisional Liquidation Day during each Settlement Period for each Eligible Asset, the Collection Agent shall set aside and hold in trust for the Owner of such Eligible Asset the Collections of Pool Receivables attributable to such Eligible Asset received on such Day. On the last day of each Settlement Period for each Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset the amounts set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Eligible Asset, (ii) the Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset and (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owner of such Eligible Asset. Any amounts set aside pursuant to the first sentence of this Section 2.06 and not required to be deposited to the Agent's Account pursuant to the preceding sentence shall be paid to the Seller by the Collection Agent; provided, however, that if amounts are set aside pursuant to the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to clause (ii) of the first sentence of Section 2.05 on the day of such subsequent determination. Upon receipt of funds deposited to the Agent's Account pursuant to the preceding sentence, the Agent shall distribute them (i) to the Owner of such Eligible Asset (a) in payment of the accrued Yield for such Eligible Asset, (b) in reduction (to zero) of the Capital of such Eligible Asset and (c) in payment of any other amounts owed by the Seller hereunder to such Owner and (ii) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, second, in reduction of Capital of such Eligible Asset, third, in payment of other amounts payable to such Owner, and fourth, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                  SECTION 2.07. General Settlement Procedures. If on any day the Outstanding Balance of a Pool Receivable is either (a) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount, or any adjustment by the Seller, or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 4.01(h) are no longer true with respect to a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable. Except as stated in the preceding sentences of this Section 2.07 and except as required by the Financing Order and as provided in the Servicing Agreement (with respect to the application of partial payments) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the twentieth day of each month, the Collection Agent shall prepare and forward to the Agent (i) an Investor Report, relating to each Eligible Asset, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (ii) upon the request of the Agent, a listing by Obligor of all Pool Receivables, together with an analysis as to the aging of such Receivables. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06, the Seller will advise the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Eligible Asset; provided, however, that, if the Seller is not the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

                  SECTION 2.08. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account. The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to an Owner of an Eligible Asset, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, the Owners ratably in accordance with their respective interests in such overdue amount. All computations of interest and all computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  SECTION 2.09. Dividing or Combining of Eligible Assets. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Eligible Asset ("Existing Eligible Asset"), divide such Existing Eligible Asset on such last day into two or more new Eligible Assets, each such new Eligible Asset having Capital as designated in such notice and all such new Eligible Assets collectively having aggregate Capital equal to the Capital of such Existing Eligible Asset. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Eligible Assets owned by the same Owner or the date of any proposed Purchase (if the last day of such Fixed Period is the date of such proposed Purchase), either
(i) combine such Existing Eligible Assets or (ii) combine such Existing Eligible Asset or Eligible Assets, if owned by the Owner, and such proposed Eligible Asset to be purchased, on such last day into one new Eligible Asset, such new Eligible Asset having Capital equal to the aggregate Capital of such Existing Eligible Assets, or such Existing Eligible Asset or Eligible Assets and such proposed Eligible Asset, as the case may be. On and after any division or combination of Eligible Assets as described above, each of the new Eligible Assets resulting from such division, or the new Eligible Asset resulting from such combination, as the case may be, shall be a separate Eligible Asset having Capital as set forth above, and shall take the place of such Existing Eligible Asset or Eligible Assets or proposed Eligible Asset, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Certificate accordingly.

                  SECTION 2.10. Fees. (a) The Seller shall pay fees pursuant to a letter agreement.

                  (b) Each Owner shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Owner, from the date thereof until the later of the Facility Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Eligible Asset; provided, however, that, upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided, further, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

         SECTION 2.11. Increased Costs. (a) If CNAI, the Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments; provided, however, that with respect to Affected Persons other than Citibank, CNAI, the Investor or their respective Affiliates, payment will be provided only for increases in capital resulting from changes in laws, regulations or guidelines from and after June 14, 1991. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.12) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Owner of agreeing to purchase or purchasing, or maintaining the ownership of Eligible Assets in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by the Owner (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of the Owner (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.12. Additional Yield on Eligible Assets Bearing a Eurodollar Rate. The Seller shall pay to the Owner, so long as the Owner shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Eligible Asset of the Owner during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar

Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Owner for such Fixed Period, payable on each date on which Yield is payable on such Eligible Asset. Such additional Yield shall be determined by the Owner and notified to the Seller through the Agent within 60 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE III

                            CONDITIONS OF PURCHASES

         SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase under the Original Agreement of an Eligible Asset was subject to the conditions precedent that the Agent shall have (i) completed a review, satisfactory to it in its sole discretion, of the Seller's billing, collection and reporting systems relating to the Receivables, including without limitation the Credit and Collection Policy, and (ii) received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

         (a) The Certificate;

         (b) A copy of the resolutions adopted by the Board of Directors of the Seller approving the Original Agreement, the Certificate and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

         (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign the Original Agreement, the Certificate and the other documents to be delivered by it hereunder (on which certificate the Agent and each Owner may conclusively rely until such time as the Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (c));

         (d) Secured Party's copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Seller as the assignor of Receivables and CNAI, as Agent, as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest may be assigned hereunder;

         (e) Secured Party's copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights, except the lien, if applicable, referred to in Section 4.01(h), of any person in the Receivables previously granted by the Seller;

         (f) A favorable opinion of Leon S. Cohan, General Counsel for the Seller, in substantially the form of Exhibit D hereto and as to such other matters as the Agent may reasonably request;

         (g) A favorable opinion of Shearman & Sterling, counsel for the Agent, as the Agent may reasonably request; and

         (h) An opinion of Shearman & Sterling, counsel for the Agent, addressed to the Investor and the dealer for the commercial paper of the Investor, as to the correctness of the representation and warranty of the Seller set forth in Section 4.01(m), in substantially the form previously delivered by the Agent to such counsel.

         SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Sections 2.05 or 2.06 shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report, dated within 20 days prior to the date of such Purchase and, upon the request of the Agent, a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent, and (b) on the date of such Purchase or reinvestment the following statements shall be true (and the Seller by accepting the amount of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified that):

         (i) The representations and warranties contained in Section 4.01 are correct on and as of such date as though made on and as of such date,

         (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both,

         (iii) The Agent shall not have delivered to the Seller a notice that the Investor shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Owner, and
         (iv) On such date, all of the Seller's long-term public senior debt securities are rated at least BBB- by Standard & Poor's Rating Service, a division of McGraw-Hill Companies, Inc., and Baa3 by Moody's Investors Service, Inc., or, if such debt securities are not publicly rated on such date, the Agent has determined, in its sole discretion, that such debt securities would receive such ratings if they were publicly rated, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

         SECTION 3.03. Conditions Subsequent to Initial Purchase. The Seller agreed that not later than 45 days after the date of the initial Purchase, it would deliver to the Agent, in form and substance satisfactory to the Agent:

         (a) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), listing all effective financing statements (including those referred to in Section 3.01(d)) which name the Seller (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 3.01(d), together with copies of such financing statements (none of which (except those filed pursuant to Section 3.01(f)) shall cover any Receivables or Contracts); and

         (b) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights, except the lien, if applicable, referred to in Section 4.01(h), of any Person in the Receivables previously granted by the Seller; and

         (c) Acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Seller as the assignor of Receivables and CNAI, as Agent, as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest may be assigned hereunder.

         SECTION 3.04. Conditions Precedent to the Restatement. The restatement of the Original Agreement is subject to the condition precedent that the Agent shall have received on or before the date of the effective date of such restatement the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

         (a) A copy of the resolutions adopted by the Board of Directors of the Seller approving this Agreement; and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

         (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement; and the other documents to be delivered by it hereunder (on which certificate the Agent and each Owner may conclusively rely until such time as the Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (b));

         (c) Acknowledgment copies of proper Financing Statements (Form UCC-3) amending the existing Financing Statements filed in 1989 pursuant to subsection (d) of Section 3.01 of the predecessor to the Original Agreement to reflect the exclusion of SB Charges, in all jurisdictions where the original forms UCC-1 were filed.

         (d) Copies of the Basic Documents (as defined in the Indenture, certified as true by an appropriate officer of the Seller.

         (e) The Intercreditor Agreement.

         (f) Copies of the Tariff and the Credit and Collection Policy which, in the case of the Credit and Collection Policy will become Schedules III and IV to this Agreement and replace the current Schedules III and IV.

         (g) An amendment to the Citibank Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

         (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by the Seller of this Agreement, the Certificate and all other instruments and documents to be delivered hereunder (including the use by the Seller of the proceeds of Purchases), and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or
    (ii) law or any contractual restriction binding on or affecting the Seller and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Certificate or any other document or instrument to be delivered hereunder except for the filing of the UCC Financing Statements referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

         (d) This Agreement constitutes, and the Certificate when delivered hereunder shall constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms.

         (e) The consolidated balance sheet of the Seller and its consolidated subsidiaries as at December 31, 1999, and the related consolidated statements of income and retained earnings of the Seller and its consolidated subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, independent public accountants, a copy of which has been furnished to the Agent, fairly presents the consolidated financial condition of the Seller and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Seller and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles, and since December 31, 1999, there has been no material adverse change in the business, condition (financial or otherwise), results of operations or properties of the Seller or of the Seller and its consolidated subsidiaries.

         (f) There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any subsidiary, or the property of the Seller or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect the financial condition of the Seller or the Seller and its consolidated subsidiaries taken as a whole (except to the extent specifically described in the Seller's Consolidated Financial Statements for the year ended December 31,
    1999) or which may materially adversely affect the ability of the Seller to perform its obligations under this Agreement or the Certificate; neither the Seller nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller or any subsidiary.

         (g) No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

         (h) Each Pool Receivable is (i) together with the Contract related thereto owned by the Seller free and clear of any Adverse Claim except as provided for herein and (ii) an Eligible Receivable; upon each Purchase or reinvestment, the Owner making such Purchase or reinvestment will acquire a valid and perfected first priority undivided percentage ownership interest, subject only to the lien, if applicable, of the Mortgage and Deed of Trust, dated as of October 1, 1924, as amended, between the Seller and First Chicago Trust Company of

    New York, as successor Trustee (the "Mortgage"), to the extent of the pertinent Eligible Asset in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office except for the financing statement, if applicable, filed with respect to the Mortgage, and except such as may be filed in favor of CNAI, as Agent, in accordance with this Agreement.

         (i) Each Investor Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report (including descriptions of the Seller's credit and collection policies, billing systems and reporting systems) furnished at any time by the Seller to the Agent or any Owner in connection with this Agreement is accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at such time) as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         (j) The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in Section 11.02 hereof and the offices where the Seller keeps all its books, records and documents evidencing Pool Receivables or the related Contracts are located at the addresses specified in Schedule I hereto (or at such other locations, notified to the Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.05 has been taken and completed).

         (k) The names and addresses of all the Special Account Banks, together with the account numbers of the Special Accounts of the Seller at such Special Account Banks, are specified in Schedule II hereto (or at such other Special Account Banks and/or with such other Special Accounts as have been notified to the Agent in accordance with Section 5.03(d)).

         (l) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Obligor.

         (m) Each purchase of an Eligible Asset hereunder, and each reinvestment of Collections in Pool Receivables made hereunder, will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.


                                    ARTICLE V

                        GENERAL COVENANTS OF THE SELLER

         SECTION 5.01. Affirmative Covenants of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts.

         (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owner or the Agent hereunder or in the Pool Receivables, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder.

         (c) Audits. At any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters.

         (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

         (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

         (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), at the address(es) of the Seller referred to in
    Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all action required by Section 6.05 shall have been taken and completed.

         (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

         (h) Collections. Upon the request of the Agent after the occurrence of an Event of Investment Ineligibility, (i) instruct all Obligors to cause all Collections to be deposited directly either to a Special Account or to a Concentration Account, (ii) deposit, or cause to be deposited, all Collections in the Special Accounts to the Concentration Accounts, and (iii) at all times after receipt of a written request from the Agent to such effect, deposit, or cause to be deposited, all Collections in the Concentration Accounts to the Designated Account. At all times, segregate collections received on account of SB Charges and on account of any other charges from Collections within 48 hours after the receipt thereof.

         SECTION 5.02. Reporting Requirements of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

         (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, consolidated balance sheets of the Seller and its consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of the Seller and its consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of the Seller;

         (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the consolidated balance sheets of the Seller and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Seller and its consolidated subsidiaries for such year, each reported on by Deloitte & Touche LLP or any other nationally recognized independent public accountants of similar standing;

         (c) promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its security holders and copies of all reports and registration statements which the Seller files with the Securities and Exchange Commission or any national securities exchange, other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

         (d) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any subsidiary receives from such Corporation;

         (e) as soon as possible and in any event within five days after the occurrence of each Event of Investment Ineligibility or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility, the statement of the chief financial officer or chief accounting officer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller proposes to take with respect thereto; and

         (f) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller, or any subsidiary as the Agent may from time to time request in order to protect the Owner's or the Agent's interests under or contemplated by this Agreement or the Certificate.

         (g) promptly, upon the delivery thereof pursuant to the Servicing Agreement, a copy of each Adjustment Request and each notice of a Servicer Default (as that term is defined in the Servicing Agreement) and notice of its intention to assign its servicing obligations pursuant to Section 6.04 of the Servicing Agreement;

         (h) promptly, upon the request of the Agent, copies of all reports and certificates to be furnished pursuant to the Servicing Agreement;

         (i) not less than 30 days before it becomes final and unappealable, furnish the Agent with a copy of each amendment to the Financing Order issued pursuant to the Act; and

         (j) not less than 30 days before it shall occur, furnish the Agent in detail reasonably acceptable to the Agent with notice of the commencement by a Person other than the Seller of the billing and/or collecting on behalf of the Seller of charges which constitute Receivables.

         SECTION 5.03. Negative Covenants of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Eligible Asset shall be existing, the Seller will not, without the written consent of the
Agent:

         (a) Sales, Liens, Etc. Except as otherwise provided herein (including
    Section 4.01(h)), or pursuant to the Citibank Agreement or (with respect to receivables to the extent subsumed therein) the sale of SB Charges with relation to the Securitization Bonds, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, related Contract, Related Security or Collections, or upon or with respect to the Concentration Account or to any Designated Account or Special Account, or assign any right to receive income in respect thereof.

         (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable.

         (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Special Account Bank from those listed in Schedule II hereto or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Special Account Bank or to the Concentration Account, unless the Agent shall have received notice of such addition, termination or change, or, in the case such a change in instructions relates to actions taken in conjunction with the Securitization Bonds, the Agent shall have consented thereto.

         (e) Deposits to Special Accounts, Concentration Account and Designated Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Designated Account (or, if instructed by the Agent, to the Special Accounts or the Concentration Accounts) cash or cash proceeds other than Collections of Pool Receivables.

         (f) Servicing Agreement and Sale Agreement. Amend any provision of the Servicing Agreement or the Sale Agreement in a manner that will have a material adverse effect on the collectibility of the Receivables or the ability of the Seller to perform hereunder.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

         SECTION 6.01. Designation of Collection Agent. The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time after the occurrence of an Event of Investment Ineligibility designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

         SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, the Owner, Citibank, CNAI and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent, the Collection Agent shall segregate and deposit with a bank (which may be Citibank) designated by the Agent such allocable share of Collections of Pool Receivables, set aside for each Owner, on the first Business Day following receipt by the Collection Agent of such Collections. Provided no Event of Investment Ineligibility or Event of Purchase Ineligibility shall have occurred and be continuing, the Seller, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Seller may determine to be appropriate to maximize Collections thereof. The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and each Owner in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

         (b) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event the Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than the Seller, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date, upon receipt by each Owner of an Eligible Asset of an amount equal to the Capital plus accrued Yield for such Eligible Asset plus all other amounts owed to the Agent, each Owner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

         SECTION 6.03. Rights of the Agent. (a) After the occurrence of an Event of Investment Ineligibility, the Agent is hereby authorized at any time to instruct the Obligors of Pool Receivables, or any of them, to make payment of all amounts payable under any Pool Receivable to a Designated Account or the Seller shall, promptly at the Agent's request, send notices to the Obligors of Pool Receivables, or any of them, instructing them to make payment in the manner requested by the Agent. Further, the Agent may notify at any time and at the Seller's expense the Obligors of Pool Receivables, or any of them, of the ownership of Eligible Assets by the Owner.

         (b) At any time following the designation of a Collection Agent other than the Seller pursuant to Section 6.01:

         (i) The Agent may direct the Obligors of Pool Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee.

         (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

         (iii) The Seller shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and
    (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

         (iv) Each of the Seller and the Owner, Citibank and CNAI hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller, and the Owner necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the Related Contracts.

         SECTION 6.04. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

         (a) The Seller shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if Eligible Assets had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables; and

         (b) Neither the Agent nor the Owner shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall either of them be obligated to perform any of the obligations of the Seller thereunder.

         SECTION 6.05. Further Action Evidencing Purchases. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Eligible Assets purchased by the Investor hereunder, or to enable the Owner or the Agent to exercise or enforce any of their respective rights hereunder or under the Certificate. Without limiting the generality of the foregoing, the Seller will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Eligible Assets have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller as provided in Section 10.01.

                                   ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

         SECTION 7.01. Events of Investment Ineligibility. If any of the following events ("Events of Investment Ineligibility") shall occur and be continuing:

         (a) The Collection Agent (if other than the Agent) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

         (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.03(e) or Section 6.03(a); or

         (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Agreement, the Original Agreement or any Investor Report or other information or report delivered pursuant hereto or to the Original Agreement shall prove to have been false or incorrect in any material respect when made; or

         (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice thereof shall have been given by the Agent to the Seller; or

         (e) The Seller shall fail to pay any Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (f) Any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason, except to the extent permitted by the terms hereof (including
    Section 4.01(h)), cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto or the Certificate shall for any reason cease to evidence in the Owner of such Eligible Asset legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of such Eligible Asset; or

         (g) (i) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Seller, either such proceeding shall not be stayed or dismissed for 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or (ii) the Seller shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (g); or

         (h) The Delinquency Ratio as at the last day of any calendar month shall exceed 45% or the Default-to-Delinquency Ratio as at the last day of any calendar month shall exceed 50%; or

         (i) The Net Receivables Pool Balance shall for a period of five consecutive Business Days be less than 115% of the sum of the aggregate outstanding Capital of all Eligible Assets and of the aggregate outstanding "Capital" of all "Eligible Assets" under the Citibank Agreement; or

         (j) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1999, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder; or

         (k) The sum of the Eligible Assets plus the "Eligible Assets" under the Citibank Agreement shall for a period of five consecutive Business Days be greater than 100%; or

         (l) A "Servicer Default" shall occur under the Servicing Agreement; or the Seller exercises its right to assign its servicing obligations pursuant to Section 6.04 of the Servicing Agreement; or the Seller shall resign as servicer pursuant to Section 6.06 of the Servicing Agreement; or

         (m) The Seller shall be required to pay indemnity payments under
Section 5.01(c) of the Sale Agreement; or

         (n) The Bond Trustee commences action to enforce the security interest under the Indenture; or, the Bond Trustee requests the MPSC to order the sequestration and payment to the holders of the Securitization Bonds of all revenues arising with respect to the securitization property; or

         (o) The Act or the Financing Order is amended in a manner which materially affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder.

then, and in any such event, the Agent may, by notice to the Seller declare the Facility Termination Date to have occurred, except that, in the case of any event described above in clause (i) of subsection (g) or described above in subsection (f), the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such termination of the Facility, the Agent and the Owner shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign any Eligible Asset owned by such Owner pursuant to Section 9.01 following the occurrence of any Event of Investment Ineligibility.


                                  ARTICLE VIII

                                   THE AGENT

         SECTION 8.01. Authorization and Action. Each of the Owner, Citibank and CNAI hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Owner and shall not be responsible to the Owner for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03. CNAI and Affiliates. With respect to any Eligible Asset owned by CNAI, CNAI shall have the same rights and powers under this Agreement as would the Owner and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Owner.

         SECTION 8.04. Investor's Purchase Decision. The Investor acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or the Owner and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase an undivided ownership interest in Pool Receivables hereunder. Each Owner also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                   ARTICLE IX

                         ASSIGNMENT OF ELIGIBLE ASSETS

         SECTION 9.01. Assignability. (a) This Agreement and the Owner's rights and obligations herein (including ownership of each Eligible Asset) shall be assignable by the Owner and its successors and assigns to Citibank, CNAI, any of their Affiliates, any person managed by Citibank, CNAI or any of their Affiliates or any financial or other institution acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

         (b) The amount being assigned pursuant to each assignment shall in no event be less than the lesser of 5% of outstanding Capital and the assignor's remaining balance.

         (c) Each assignor of an Eligible Asset or any interest therein shall notify the Agent and the Seller of any such assignment.

         SECTION 9.02. Authorization of Agent. Each of the Owner, Citibank and CNAI authorizes the Agent, and the Agent agrees that it shall, annotate the Certificate to reflect any assignments made pursuant to Section 9.01 or otherwise.


                                    ARTICLE X

                                INDEMNIFICATION

         SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which the Agent, the Owner, Citibank or CNAI or any Affiliate thereof may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of the Agent, the Owner, Citibank and CNAI and each Affiliate thereof from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership of Eligible Assets or in respect of any Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, the Owner, Citibank or CNAI or any such Affiliate or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the foregoing, the Seller shall pay on demand to the Agent, the Owner, Citibank or CNAI or any Affiliate thereof any and all amounts necessary to indemnify the Agent, the Owner, Citibank and CNAI and each Affiliate thereof for Indemnified Amounts relating to or resulting from:

         (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

         (ii) reliance on any representation or warranty made by the Seller (or any of its officers) under or in connection with this Agreement, the Original Agreement, any Investor Report or any other information or report delivered by the Seller pursuant hereto or to the Original Agreement, which shall have been false or incorrect in any material respect when made or deemed made;

         (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

         (iv) the failure to vest in the Owner of an Eligible Asset an undivided percentage ownership interest, to the extent of such Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim except for the lien, if applicable, referred to in
    Section 4.01(h);

         (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or reinvestment or at any subsequent time;

         (vi) any failure by the Seller to timely and duly perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contract related to the Pool Receivables;

         (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (viii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
    Article VI;

         (ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

         (x) the commingling of Collections of Pool Receivables at any time with other funds;

         (xi) the enforcement or legal recognition of any prior interest under the Mortgage in or to any Receivables or the proceeds thereof; or

         (xii) any breakage and other expenses, if any, of the Investor or the Owner (including, without limitation, attorneys' fees, disbursements and accrued interest) of interest rate swaps, collars, forward agreements and future contracts in connection with the funding or maintenance of any Eligible Asset and the costs and expenses specifically set forth in the definition of Fixed Rate; or

         (xii) any claim brought by any Swap Counterparty (as that term is defined in the Indenture) arising out of or in connection with the Intercreditor Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, as agent for the Owner, Citibank and CNAI, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication) and mailed or telexed or delivered, as to each party thereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, in the case of notice by mail, when deposited in the mails, and, in the case of notice by telex, when telexed, in each case addressed as aforesaid, except that notices and communications to the Agent pursuant to
Article II shall not be effective until received.
         SECTION 11.03. No Waiver; Remedies. No failure on the part of the Agent, Citibank, the Owner or CNAI to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Citibank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the credit or the account of the Seller against any and all of the obligations of the Seller, now or hereafter existing under this Agreement to the Agent, the Owner, Citibank or CNAI or their respective successors and assigns, irrespective of whether or not any demand shall have been made under this Agreement and although such obligations may be unmatured. Citibank agrees promptly to notify the Seller after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 11.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent, the Owner, Citibank, CNAI and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, as no Capital of any Eligible Asset shall be outstanding; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article X and Sections 11.06, 11.07 and 11.08 shall be continuing and shall survive any termination of this Agreement.

         SECTION 11.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Owner in the Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

         SECTION 11.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Agent, the Owner, Citibank, CNAI and their respective Affiliates under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investor, Citibank, CNAI and their respective Affiliates with respect thereto and with respect to advising the Agent, the Investor, Citibank, CNAI and their respective Affiliates as to their respective rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Owner, Citibank, CNAI and their respective Affiliates in connection with the enforcement of this Agreement, the Certificate and the other documents to be delivered hereunder.

         (b) In addition, the Seller shall pay any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes of the Investor issued to fund the Purchase or maintenance of any Eligible Asset and any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other documents to be delivered hereunder, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided, however, that the aggregate amount of the Seller's liability for commissions of placement agents and commercial paper dealers shall not exceed in any year (commencing on the date hereon and commencing on each anniversary thereof) 8/100 of 1% of the amount of the entire Purchase Limit (whether used or unused) as in effect at the commencement of such year.

         (c) In addition, the Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by the Investor or any shareholder of the Investor ("Other Costs"), including, without limitation, the cost of auditing the Investor's books by certified public accountants, the cost of rating the Investor's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Investor or any counsel for any shareholder of the Investor with respect to
(i) advising the Investor or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement, the Certificate and the other documents to be delivered hereunder, or (iii) advising the Investor or such shareholder as to matters relating to the Investor's operations; provided, however, that if the Investor enters into agreements for the purchase of interests in receivables from one or more other Persons ("Other Sellers"), the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Investor to purchase receivables or interests therein from the Seller and each Other Seller; and provided, further, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

         SECTION 11.07. No Proceedings. Each of the Seller, the Agent, Citibank, CNAI and each assignee of an Eligible Asset or any interest therein and each entity which enters into a commitment to purchase Eligible Assets or interests therein hereby agrees that it will not institute against the Investor any proceeding of the type referred to in clause (i) of Section 7.01(g) so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

         SECTION 11.08. Confidentiality. Except to the extent otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, however, that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and
(iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided, further, however, that the Agreement may be disclosed to the Seller's legal counsel pursuant to an agreement of the type referred to in clause (iv), above; and provided, further, however, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller. The Agent, Citibank, CNAI and each assignee of an Eligible Asset or any interest therein and each entity which enters into a commitment to purchase Eligible Assets or interests therein may, in connection with any assignment or participation or proposed assignment or participation disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller furnished to such entity by or on behalf of the Seller or by the Agent; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities.

         SECTION 11.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      THE DETROIT EDISON COMPANY

                                      By
                                         ---------------------------------------
                                         Title:

                                      2000 Second Avenue
                                      Detroit, MI 48226

                                      CORPORATE ASSET FUNDING
                                        COMPANY, INC.,

                                      By:  Citicorp North America, Inc.
                                             as Attorney-in-Fact

                                             By
                                                --------------------------------
                                                Vice President

                                      450 Mamaroneck Avenue
                                      Harrison, N.Y.  10528
                                      Attention:  President
                                      (Telex No. 127001 Route to
                                      Citiswitch Terminal NYEQF)

                                      CITICORP NORTH AMERICA, INC.
                                        Individually and as Agent

                                             By
                                                --------------------------------
                                                Vice President

                                      450 Mamaroneck Avenue
                                      Harrison, N.Y.  10528
                                      Attention:  Corporate Asset
                                                    Funding
                                                    Department
                                      (Telex No. 127001 Route to
                                      Citiswitch Terminal NYEQF)


                                      CITIBANK, N.A.

                                      By
                                         ---------------------------------------
                                           Attorney-in-Fact

                                      450 Mamaroneck Avenue
                                      Harrison, N.Y.  10528
                                      Attention:  Corporate Asset
                                                    Funding
                                                    Department
                                      (Telex No. 127001 Route to
                                      Citiswitch Terminal NYEQF)